EXHIBIT 32.01

                  CERTIFICATION BY CHIEF EXECUTIVE OFFICER &

                            CHIEF FINANCIAL OFFICER

I, Michael Pacult, the Chief Executive Officer and Chief Financial Officer of White Oak Financial Services, Inc. as general partner of Providence Select Fund, L.P., certify that (i) the Form 10-Q for the period ended June 30, 2009 of Providence Select Fund, L.P. fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the period ended June 30, 2009 fairly presents, in all material respects, the financial condition and results of operations of Providence Select Fund, L.P.

PROVIDENCE SELECT FUND, LIMITED PARTNERSHIP

By:  White Oak Financial Services, Inc., General Partner

By:  /s/ Michael Pacult
Michael Pacult
Chief Executive Officer &
Chief Financial Officer

Date:	August 18, 2009